Exhibit 99.1

VeriFone Reports Results for the
Fourth Quarter and Fiscal 2012

SAN JOSE, CA - December 13, 2012 - VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months (“Q4 FY12”) and fiscal year ended October 31, 2012.

Non-GAAP net income per diluted share for Q4 FY12 was $0.76, compared to $0.75 in the prior quarter and $0.53 for the three months ended October 31, 2011 (“Q4 FY11”), a 43% year-over-year increase. Non-GAAP net income per diluted share for the full year ended October 31, 2012 (“FY12”) was $2.74, a 43% year-over-year increase over the $1.92 figure for the full year ended October 31, 2011 (“FY11”). GAAP net income per diluted share for the latest quarter was $0.24, compared to $0.34 in the prior quarter and $1.84 in Q4 FY11. GAAP net income per diluted share was $0.59 for FY12 and $2.92 for FY11.

Non-GAAP net revenues for Q4 FY12 were $489 million, compared to $493 million in the previous quarter and $416 million for Q4 FY11, an 18% year-over-year increase. Non-GAAP net revenues for FY12 were $1.886 billion, a 44% increase over the $1.310 billion result for FY11. GAAP net revenues were $485 million for the latest quarter, $489 million for the prior quarter and $411 million for Q4 FY11. For FY12, GAAP net revenues totaled $1.866 billion, a 43% increase over the $1.304 billion total for FY11.

In Q4 FY12, Organic non-GAAP net revenues, which exclude net revenues from businesses acquired in the past 12 months, increased 4% from the year-ago quarter and 8% at constant currency, which assumes currency exchange rates remained the same from a year ago. North America Organic non-GAAP net revenues grew 22% both unadjusted and at constant currency, while international Organic non-GAAP net revenues declined 3% from the year-ago quarter but increased 2% at constant currency. Organic non-GAAP net revenues increased 11% in FY12 compared to FY11 and 14% at constant currency. For FY12, North America Organic non-GAAP net revenues grew 4% from FY11 both unadjusted and at constant currency, while international Organic non-GAAP net revenues grew 15% from FY11 and 20% at constant currency.

Non-GAAP gross margins were 44% for Q4 FY12, compared to 45% in the prior quarter and 40% in Q4 FY11. Non-GAAP gross margins were 44% for FY12 and 42% for FY11. GAAP gross margins were 41% for the latest quarter, 42% for the prior quarter and 31% for Q4 FY11. GAAP gross margins were 41% for FY12, compared to 38% for FY11.

Net cash provided by operating activities was $73 million in Q4 FY12 as the total cash balance grew by $44 million in the quarter.

“We are very pleased with our earnings leverage in 2012, with non-GAAP earnings per share growing over 40% for the third consecutive year,” said Douglas G. Bergeron, Chief Executive Officer. “Our investments in the next generation of payment services and systems are paying off in North America, which grew organically by 22% in Q4. Our plans for 2013 are to replicate these investments in our international markets in order to enjoy accelerated international growth later in 2013 and into 2014.”

Highlights Since Last Earnings Release

VeriFone has announced several significant in-store mobility wins in recent months. On November 7, VeriFone announced that it has entered a partnership agreement to offer retailers sophisticated mobile retailing solutions powered by VeriFone GlobalBay and integrated with the Fujitsu GlobalSTORE® solution, or as a standalone mobile point of sale. The co-branded solutions provide Fujitsu retail customers with a sophisticated mobile POS, enabling them to serve consumers from anywhere in the store and include acceptance of digital wallets and alternative payments. On September 25, VeriFone announced that The Finish Line, Inc., is enhancing the consumer buying experience with the deployment of VeriFone's latest mobile checkout and multimedia-driven countertop payment solutions. Following a successful trial, the premium retailer of athletic shoes, apparel and accessories is in the process of deploying VeriFone systems - including 1,600 countertop multimedia MX 915 systems and 3,200 PAYware Mobile Enterprise secure mobile card acceptance devices for the iPod touch® - chain-wide with the goal of equipping all 638 locations for the holiday buying season. On September 19, VeriFone announced that Oracle's Retail Mobile Point-of-Service was developed using the PAYware Mobile Enterprise solution and software development kit. PAYware Mobile Enterprise provided Oracle with support for the most forms of payment acceptance - including regular magnetic stripe credit and debit cards, chip-and-PIN (EMV) and contactless/NFC-enabled cards and phones - and also includes a barcode scanner for product-scanning, couponing and inventory.

VeriFone is also moving forward with its gas station media business. VeriFone's media-enabled payment systems and services provide a state-of-the-art solution for secure payments, targeted advertising, coupons and special offers, and delivering real-time, relevant information such as weather and safety warnings. PAYMEDIA content is managed by VeriFone Media and broadcast via the VeriFone Digital Network (VNET). On October 8, VeriFone announced an agreement with Valero Retail Holdings, Inc. to implement PAYMEDIA for Secure PumpPAY in an initial pilot at corporate-operated sites in the Austin, Texas area. Secure PumpPAY solutions enable gasoline retailers and distributors to retrofit gasoline dispensers with EMV-capable, PCI-compliant payment systems that meet the latest payment security standards. The VeriFone modules incorporate full-color digital display and audio that improves the fueling experience. On October 1, VNET unveiled the next evolution of media at gas stations, providing advertisers and marketers with new promotional capabilities including on-demand coupons at the pump and transaction-specific promotions at the convenience store checkout counter. After a successful 12-month pilot, where coupon redemption rates in excess of 10% far exceeded industry norms for freestanding inserts, VeriFone is rolling out couponing to its PAYMEDIA customers.

Guidance for First Quarter 2013 and Fiscal Year 2013
For the first fiscal quarter ending January 31, 2013, VeriFone expects to report total non-GAAP net revenues in the range of $490 million to $500 million and non-GAAP net income per diluted share in the range of $0.70 to $0.73.

For the full year of fiscal 2013, the company continues to expect to report total non-GAAP net revenues in the range of $2.05 billion to $2.10 billion and non-GAAP net income per diluted share in the range of $3.25 to $3.30. Free cash flow, defined as cash flow from operations as presented under GAAP less capital expenditures, is expected in the range of $285 million to $315 million.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, risks and uncertainties related to the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com

FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; net revenues from businesses acquired in the past 12 months; organic non-GAAP net revenues; North America organic non-GAAP net revenues; international organic non-GAAP net revenues; organic non-GAAP net revenues at constant currency; non-GAAP cost of net revenues; non-GAAP gross margin; non-GAAP research and development expense; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes; non-GAAP income tax rate; non-GAAP consolidated net income; non-GAAP net income attributable to noncontrolling interests; non-GAAP net income attributable to VeriFone Systems, Inc. stockholders; non-GAAP diluted shares; non-GAAP net income per share; non-GAAP net income per diluted share, as well as some of these non-GAAP financial measures as a percentage of non-GAAP net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

Reconciliations for the non-GAAP financial measures presented in this press release to the most directly comparable GAAP measures are provided at the end of this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and operations and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone incurs, due to differences in debt, capital structure and investment history, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from VeriFone's competitors.  The non-GAAP financial measures reflect VeriFone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Non-GAAP net revenues. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition is reflected in our GAAP financial statements, it results in net revenues immediately post-acquisition that are lower than net revenues that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We adjust the step-down to achieve comparability to net revenues of the acquired entity earned pre-acquisition and to our GAAP net revenues to be earned on contracts sold in future periods. These non-GAAP net revenues and non-GAAP cost of net revenues amounts are not intended to be a substitute for our GAAP disclosures of net revenues and cost of net revenues, and should be read together with our GAAP disclosures.

Note B: Organic non-GAAP net revenues. "Organic non-GAAP net revenues" is a non-GAAP financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). VeriFone determines organic non-GAAP net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. Where Organic non-GAAP net revenues is presented for a period longer than one fiscal quarter, it is computed as the sum of the Organic non-GAAP net revenues for each quarter during that period. This non-GAAP measure is used to evaluate VeriFone net revenues without the impact of net revenues from acquired businesses, as VeriFone analyzes performance both with and without the impact of our recent acquisitions.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from system solutions and services attributable to businesses acquired in the 12 months preceding the respective financial quarter(s). For acquisitions of small businesses that are integrated within a relatively short time after the close of the acquisition, we assume quarterly net revenues attributable to such acquired businesses during the 12 months following acquisition remain at the same level as in the first full quarter after the acquisition closed. During periods prior to our acquisition of Point (a former distributor of our products), net revenues from businesses acquired in the past 12 months consists of sales by VeriFone to Point for that period.

Note C: Organic non-GAAP net revenues at constant currency. VeriFone determines organic non-GAAP net revenues at constant currency by recomputing organic non-GAAP net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. VeriFone uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations. Where Organic non-GAAP net revenues at a constant currency is presented for a period longer than one fiscal quarter, it is computed as the sum of the Organic non-GAAP net revenues at constant currency for each quarter during that period.

Note D: Acquisition, Divestiture and Restructuring Related. VeriFone adjusts certain revenues and expenses that are the result of acquisitions, divestitures and restructurings.

Acquisition related adjustments include the amortization of purchased intangible assets and fixed asset fair value adjustments, incremental costs associated with acquisitions (such as professional fees, legal fees related to litigation assumed as part of acquisitions, and one-time charges related to acquired balances), acquisition integration expenses (such as costs of personnel required to assist with integration transitions), loss on financial instruments entered into to fix the acquisition purchase price in U.S. dollars when it is payable in foreign currencies and fair value increase (step-up) of inventory on acquisition. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for changes in estimate or final resolution of contingencies that existed at the time of acquisition. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside the ordinary course of business.

In the fourth fiscal quarter of 2012 we entered into a non-binding letter of intent to divest certain assets and business operations related to one of our product offerings. The net revenues, cost of net revenues and operating expenses for the fiscal quarter ended October 31, 2012 that are attributable to the business to be divested have been excluded from non-GAAP net revenues, non-GAAP cost of net revenues and non-GAAP operating expenses, respectively, for the fiscal quarter and year ended October 31, 2012.

Restructure related adjustments include all restructure charges as defined in accordance with US GAAP.

VeriFone analyzes the performance of its operations without regard to these adjusted revenues and expenses. In determining whether any acquisition, divestiture or restructure related adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option or other stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option or other stock based award is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note F: Other Charges and Income. VeriFone excludes certain expenses and income that are the result of unique or unplanned events that are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these expenses may limit the comparability of our ongoing operations with prior and future periods. Examples of adjustments for other charges and income are:

•
Patent litigation loss contingency expense recorded upon a jury verdict related to periods prior to the jury verdict. These costs were not anticipated and were recorded when they became probable and estimable. They are excluded from non-GAAP operating expenses to enable comparability between periods.

•
Gains or losses on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt. These accelerated costs are excluded from non-GAAP Other income (expense), net to enable comparability between periods.

•
Certain personnel expenses that we have identified will continue to be incurred only for a fixed short period of time in connection with scheduled operational changes as we streamline and centralize some of our global operations, including international distribution and repair facilities. These expenses are referred to as "Costs of efficiency initiatives" and we excluded these expenses from non-GAAP operating expenses to enable comparability of our ongoing operations.

•
Accrued loss related to litigation initiated by several former contractors of one of our Brazilian subsidiaries following termination of their services. These costs were not anticipated and relate to certain claims for which we have determined loss is probable and estimable primarily because of a partially unfavorable court ruling in one of the underlying proceedings. The costs are excluded from non-GAAP operating expenses to enable comparability between periods.

•
Non-cash interest expense recorded relating to the adoption of ASC 470-20 Debt with conversion and other options. This expense is excluded from non-GAAP interest expense to promote comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

•
Income taxes are adjusted for the tax effect of excluding items related to our non-GAAP financial measures, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. Our non-GAAP tax rates were 14% for the period May 1, 2012 through October 31, 2012, 18% for the period December 31, 2011 through April 30, 2012, and 20% for the period November 1, 2010 through December 30, 2011.

Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note G: Non-GAAP diluted shares. In connection with our 1.375% Senior Convertible Notes we had entered into certain note hedge transactions. We repaid these Notes in cash upon maturity on June 15, 2012, and the then outstanding note hedge transactions expired unused on June 15, 2012. Non-GAAP diluted shares reflect the offset of shares that would have been deliverable in the periods presented prior to the maturity of the Notes pursuant to note hedge transactions. Under GAAP, shares delivered in hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are actually delivered.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended October 31,			Years Ended October 31,
	2012	2011	% Change (1)	2012	2011	% Change (1)
Net revenues:
System solutions	$335,710	$319,211	5.2%	$1,339,024	$1,033,911	29.5%
Services	149,669	91,493	63.6%	526,947	269,955	95.2%
Total net revenues	485,379	410,704	18.2%	1,865,971	1,303,866	43.1%

Cost of net revenues:
System solutions	204,403	227,154	(10.0)%	811,641	655,511	23.8%
Services	81,439	57,488	41.7%	298,489	156,605	90.6%
Total cost of net revenues	285,842	284,642	0.4%	1,110,130	812,116	36.7%

Gross profit	199,537	126,062	58.3%	755,841	491,750	53.7%

Operating expenses:
Research and development	40,416	34,654	16.6%	152,001	109,155	39.3%
Sales and marketing	47,385	46,052	2.9%	179,694	138,267	30.0%
General and administrative	37,026	44,073	(16.0)%	175,174	123,789	41.5%
Patent litigation loss contingency expense	—	—	nm	17,632	—	nm
Amortization of purchased intangible assets	23,246	8,871	162.0%	83,795	14,829	nm
Total operating expenses	148,073	133,650	10.8%	608,296	386,040	57.6%
Operating income	51,464	(7,588)	nm	147,545	105,710	39.6%
Interest expense	(13,186)	(5,952)	121.5%	(62,830)	(28,950)	117.0%
Interest income	1,139	1,546	(26.3)%	4,399	2,595	69.5%
Other income (expense), net	2,589	5,777	(55.2)%	(20,761)	11,929	nm
Income (loss) before income taxes	42,006	(6,217)	nm	68,353	91,284	(25.1)%
Provision for (benefit from) income taxes	14,117	(205,114)	(106.9)%	2,050	(191,412)	(101.1)%
Consolidated net income	27,889	198,897	(86.0)%	66,303	282,696	(76.5)%
Net income attributable to noncontrolling interests	(904)	(71)	nm	(1,270)	(292)	nm
Net income attributable to VeriFone Systems, Inc. stockholders	$26,985	$198,826	(86.4)%	$65,033	$282,404	(77.0)%

Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.25	$1.90		$0.61	$3.06
Diluted	$0.24	$1.84		$0.59	$2.92

Weighted average shares used in computing earnings per share:
Basic	107,718	104,497		107,006	92,414
Diluted	110,342	108,339		110,315	96,616

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
NET REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES, UNAUDITED)
		Three Months Ended			% Change (1)		Years Ended		% YoY Change (1)
	Note	October 31, 2012	July 31, 2012	October 31, 2011	% SEQ	% YoY	October 31, 2012	October 31, 2011
GAAP net revenues:
International
EMEA		$201,347	$199,992	$148,613	0.7%	35.5%	$755,187	$417,615	80.8%
LAC		79,971	94,378	104,621	(15.3)%	(23.6)%	370,843	275,930	34.4%
ASPAC		58,802	56,518	41,815	4.0%	40.6%	207,983	123,821	68.0%
Total International		340,120	350,888	295,049	(3.1)%	15.3%	1,334,013	817,366	63.2%
North America		145,259	138,162	115,655	5.1%	25.6%	531,958	486,500	9.3%
Total		$485,379	$489,050	$410,704	(0.8)%	18.2%	$1,865,971	$1,303,866	43.1%

Non-GAAP net revenues: (Note A) (2)
International
EMEA	A	$203,980	$203,413	$149,977	0.3%	36.0%	$771,469	$419,587	83.9%
LAC	A	79,971	94,378	104,965	(15.3)%	(23.8)%	370,843	276,274	34.2%
ASPAC	A	59,288	56,995	44,937	4.0%	31.9%	211,107	126,946	66.3%
Total International		343,239	354,786	299,879	(3.3)%	14.5%	1,353,419	822,807	64.5%
North America	A	145,318	138,433	115,761	5.0%	25.5%	532,921	486,703	9.5%
Total		$488,557	$493,219	$415,640	(0.9)%	17.5%	$1,886,340	$1,309,510	44.0%

GAAP net revenues:		$485,379	$489,050	$410,704	(0.8)%	18.2%	$1,865,971	$1,303,866	43.1%
Plus: Non-GAAP net revenues adjustments	A, D	$3,178	$4,169	$4,936	nm	nm	$20,369	$5,644	nm
Non-GAAP net revenues: (Note A)		488,557	493,219	415,640	(0.9)%	17.5%	1,886,340	1,309,510	44.0%
Less: net revenues from businesses acquired in the past 12 months
Hypercom	B	—	(68,510)	—	nm	nm	(222,960)	—	nm
Point	B	(58,232)	(55,893)	(6,942)	nm	nm	(189,527)	(21,632)	nm
Other	B	(6,108)	(9,343)	—	nm	nm	(47,521)	(1,425)	nm
Total		(64,340)	(133,746)	(6,942)	nm	nm	(460,008)	(23,057)	nm
Organic non-GAAP net revenues: (Note B)		424,217	359,473	408,698	nm	3.8%	1,426,332	1,286,453	10.9%
(1) "nm" means not meaningful
(2) Reconciliations for the non-GAAP measures presented in this press release are provided at the end of this press release.

	For the three months ended October 31, 2012 compared to October 31, 2011							For the years ended October 31, 2012 compared to October 31, 2011
	Net revenues growth	Impact due to acquired businesses (A) (B)		Organic non-GAAP net revenues growth	Impact due to foreign currency (C)		Organic non-GAAP net revenues at constant currency growth	Net revenues growth	Impact due to acquired businesses (A) (B)		Organic non-GAAP net revenues growth	Impact due to foreign currency (C)		Organic non-GAAP net revenues at constant currency growth
International
EMEA	35.5%	35.1	pts	0.4%	5.2	pts	5.6%	80.8%	70.9	pts	9.9%	5.0	pts	14.9%
LAC	(23.6)%	0.2	pts	(23.8)%	6.8	pts	(17.0)%	34.4%	15.3	pts	19.1%	6.4	pts	25.5%
ASPAC	40.6%	8.7	pts	31.9%	2.8	pts	34.7%	68.0%	47.1	pts	20.9%	2.5	pts	23.4%
Total International	15.3%	18.7	pts	(3.4)%	5.4	pts	2.0%	63.2%	48.3	pts	14.9%	5.0	pts	19.9%
North America	25.6%	3.5	pts	22.1%	0.1	pts	22.2%	9.3%	5.0	pts	4.3%	0.1	pts	4.4%
Total	18.2%	14.4	pts	3.8%	3.9	pts	7.7%	43.1%	32.2	pts	10.9%	3.1	pts	14.0%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	October 31, 2012	October 31, 2011
	(UNAUDITED)
Assets
Current assets:
Cash and cash equivalents	$454,072	$594,562
Accounts receivable, net of allowances of $8,491 and $5,658	366,887	294,440
Inventories	178,274	144,316
Prepaid expenses and other current assets	136,210	127,130
Total current assets	1,135,443	1,160,448
Fixed assets, net	146,803	83,634
Purchased intangible assets, net	734,808	263,767
Goodwill	1,179,381	561,414
Deferred tax assets	215,139	205,496
Other assets	79,033	38,802
Total assets	$3,490,607	$2,313,561

Liabilities and Equity
Current liabilities:
Accounts payable	$193,062	$144,278
Accruals and other current liabilities	230,867	218,123
Deferred revenue, net	91,545	68,824
Senior convertible notes	—	266,981
Short-term debt	54,916	5,074
Total current liabilities	570,390	703,280
Deferred revenue, net	37,062	31,467
Long term debt	1,252,701	211,756
Deferred tax liabilities	214,537	92,594
Other long-term liabilities	70,440	78,971
Total liabilities	2,145,130	1,118,068

Redeemable noncontrolling interest in subsidiary	861	855

Stockholders' equity:
Common stock	1,081	1,058
Additional paid-in-capital	1,543,127	1,468,862
Accumulated deficit	(204,023)	(269,056)
Accumulated other comprehensive loss	(32,390)	(6,671)
Total stockholders' equity	1,307,795	1,194,193
Noncontrolling interest in subsidiaries	36,821	445
Total liabilities and equity	$3,490,607	$2,313,561

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Years Ended October 31,
	2012	2011
Cash flows from operating activities
Consolidated net income	$66,303	$282,696
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization, net	177,832	48,318
Stock-based compensation expense	44,554	34,144
Non-cash interest expense	10,290	15,695
Deferred income taxes	(22,030)	(227,034)
Write-off of debt issue costs upon debt extinguishment	5,268	—
Other	(11,064)	4,869
Net cash provided by operating activities before changes in operating assets and liabilities	271,153	158,688
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable, net	(53,945)	(72,386)
Inventories, net	(19,274)	23,224
Prepaid expenses and other assets	(19,854)	(1,824)
Accounts payable	31,802	29,461
Deferred revenue, net	27,316	14,801
Other current and long term liabilities	(19,235)	22,609
Net change in operating assets and liabilities	(53,190)	15,885
Net cash provided by operating activities	217,963	174,573

Cash flows from investing activities
Capital expenditures	(63,181)	(14,811)
Acquisitions of businesses, net of cash and cash equivalents acquired	(1,069,412)	(49,231)
Collection of other notes receivable	13,376	—
Other investing activities, net	1,183	873
Net cash used in investing activities	(1,118,034)	(63,169)

Cash flows from financing activities
Proceeds from debt, net of issue costs	1,660,577	73
Repayments of debt	(619,336)	(10,233)
Repayment of senior convertible notes, including interest	(279,159)	—
Proceeds from issuance of common stock through employee equity incentive plans	30,308	48,534
Payments of acquisition related contingent consideration	(24,605)	—
Distribution to noncontrolling interest stockholders	(1,673)	(418)
Tax benefit from stock-based compensation	2,034	718
Net cash provided by financing activities	768,146	38,674

Effect of foreign currency exchange rate changes on cash and cash equivalents	(8,565)	(653)

Net increase (decrease) in cash and cash equivalents	(140,490)	149,425
Cash and cash equivalents, beginning of period	594,562	445,137
Cash and cash equivalents, end of period	$454,072	$594,562

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		Three Months Ended			Years Ended
	Note	October 31, 2012	July 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011

GAAP Net revenues - System solutions		$335,710	$350,230	$319,211	$1,339,024	$1,033,911
Amortization of step-down in deferred revenue at acquisition	A	514	729	2,780	6,581	2,780
Non-GAAP Net revenues - System solutions		$336,224	$350,959	$321,991	$1,345,605	$1,036,691

GAAP Net revenues - Services		$149,669	$138,820	$91,493	$526,947	$269,955
Amortization of step-down in deferred revenue at acquisition	A	2,773	3,440	2,156	13,897	2,864
Divestiture related revenues	D	(109)	—	—	(109)	—
Non-GAAP Net revenues - Services		$152,333	$142,260	$93,649	$540,735	$272,819

GAAP Net revenues		$485,379	$489,050	$410,704	$1,865,971	$1,303,866
Amortization of step-down in deferred revenue at acquisition	A	3,287	4,169	4,936	20,478	5,644
Divestiture related revenues	D	(109)	—	—	(109)	—
Non-GAAP Net revenues		$488,557	$493,219	$415,640	$1,886,340	$1,309,510

GAAP Cost of net revenues - System solutions		$204,403	$206,213	$227,154	$811,641	$655,511
Stock-based compensation	E	(325)	(442)	(457)	(1,598)	(1,539)
Acquisition, divestiture and restructuring related costs	D	(734)	(1,403)	(25,086)	(14,225)	(25,832)
Amortization of purchased intangible assets	D	(9,815)	(9,630)	(8,112)	(37,045)	(18,167)
Costs of efficiency initiatives	F	(10)	—	—	(10)	—
Non-GAAP Cost of net revenues - System solutions		$193,519	$194,738	$193,499	$758,763	$609,973

GAAP Cost of net revenues - Services		$81,439	$75,330	$57,488	$298,489	$156,605
Stock-based compensation	E	(276)	(118)	(44)	(505)	(185)
Acquisition, divestiture and restructuring related costs	D	(1,222)	220	(881)	(3,504)	(976)
Amortization of purchased intangible assets	D	(870)	(952)	(334)	(3,423)	(991)
Costs of efficiency initiatives	F	(95)	—	—	(95)	—
Non-GAAP Cost of net revenues - Services		$78,976	$74,480	$56,229	$290,962	$154,453

GAAP Gross margin - System solutions		$131,307	$144,017	$92,057	$527,383	$378,400
Amortization of step-down in deferred revenue at acquisition	A	514	729	2,780	6,581	2,780
Stock-based compensation	E	325	442	457	1,598	1,539
Acquisition, divestiture and restructuring related costs	D	734	1,403	25,086	14,225	25,832
Amortization of purchased intangible assets	D	9,815	9,630	8,112	37,045	18,167
Costs of efficiency initiatives	F	10	—	—	10	—
Non-GAAP Gross margin - System solutions		$142,705	$156,221	$128,492	$586,842	$426,718

GAAP System solutions gross margin as a % of System solutions net revenues		39.1%	41.1%	28.8%	39.4%	36.6%
Amortization of step-down in deferred revenue at acquisition as a % of System solutions net revenues		0.2%	0.2%	0.9%	0.5%	0.3%
Stock-based compensation as a % of System solutions net revenues		0.1%	0.1%	0.1%	0.1%	0.1%
Acquisition, divestiture and restructure related costs as a % of System solutions net revenues		0.2%	0.4%	7.9%	1.1%	2.5%
Amortization of purchased intangible assets as a % of System solutions net revenues		2.9%	2.7%	2.5%	2.8%	1.8%
Costs of efficiency initiatives as a % of System solutions net revenues		0.0%	0.0%	0.0%	0.0%	0.0%
Non-GAAP System solutions gross margin as a % of System solutions non-GAAP net revenues		42.4%	44.5%	39.9%	43.6%	41.2%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		Three Months Ended			Years Ended
	Note	October 31, 2012	July 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011

GAAP Gross margin - Services		$68,230	$63,490	$34,005	$228,458	$113,350
Amortization of step-down in deferred revenue at acquisition	A	2,773	3,440	2,156	13,897	2,864
Stock-based compensation	E	276	118	44	505	185
Acquisition, divestiture and restructure related adjustments	D	1,113	(220)	881	3,395	976
Amortization of purchased intangible assets	D	870	952	334	3,423	991
Costs of efficiency initiatives	F	95	—	—	95	—
Non-GAAP Gross margin - Services		$73,357	$67,780	$37,420	$249,773	$118,366

GAAP Services gross margin as a % of Services net revenues		45.6%	45.7%	37.2%	43.4%	42.0%
Amortization of step-down in deferred revenue at acquisition as a % of Services net revenues		1.9%	2.5%	2.4%	2.6%	1.1%
Stock-based compensation as a % of Services net revenues		0.2%	0.1%	0.0%	0.1%	0.1%
Acquisition, divestiture and restructure related adjustments as a % of Services net revenues		0.7%	(0.2)%	1.0%	0.6%	0.4%
Amortization of purchased intangible assets as a % of Services net revenues		0.6%	0.7%	0.4%	0.6%	0.4%
Costs of efficiency initiatives as a % of Services net revenues		0.1%	0.0%	0.0%	0.0%	0.0%
Non-GAAP Services gross margin as a % of Services non-GAAP net revenues		48.2%	47.6%	40.0%	46.2%	43.4%

GAAP Gross margin		$199,537	$207,507	$126,062	$755,841	$491,750
Amortization of step-down in deferred revenue at acquisition	A	3,287	4,169	4,936	20,478	5,644
Stock-based compensation	E	601	560	501	2,103	1,724
Acquisition, divestiture and restructure related adjustments	D	1,847	1,183	25,967	17,620	26,808
Amortization of purchased intangible assets	D	10,685	10,582	8,446	40,468	19,158
Costs of efficiency initiatives	F	105	—	—	105	—
Non-GAAP Gross margin		$216,062	$224,001	$165,912	$836,615	$545,084

GAAP Gross margin as a % of net revenues		41.1%	42.4%	30.7%	40.5%	37.7%
Amortization of step-down in deferred revenue at acquisition as a % of net revenues		0.7%	0.9%	1.2%	1.1%	0.4%
Stock-based compensation as a % of net revenues		0.1%	0.1%	0.1%	0.1%	0.1%
Acquisition, divestiture and restructure related adjustments as a % of net revenues		0.4%	0.2%	6.3%	0.9%	2.1%
Amortization of purchased intangible assets as a % of net revenues		2.2%	2.2%	2.1%	2.2%	1.5%
Costs of efficiency initiatives as a % of net revenues		0.0%	0.0%	0.0%	0.0%	0.0%
Non-GAAP Gross margin as a % of non-GAAP net revenues		44.2%	45.4%	39.9%	44.4%	41.6%

GAAP Research and development expense		$40,416	$38,657	$34,654	$152,001	$109,155
Stock-based compensation	E	(2,189)	(1,497)	(1,199)	(6,140)	(4,015)
Acquisition, divestiture and restructure related costs	D	(2,018)	(1,099)	(959)	(6,019)	(982)
Costs of efficiency initiatives	F	$(701)	$—	$—	$(701)	$—
Non-GAAP Research and development expense		$35,508	$36,061	$32,496	$139,141	$104,158
Non-GAAP Research and development expense as a % of non-GAAP net revenues		7.3%	7.3%	7.8%	7.4%	8.0%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		Three Months Ended			Years Ended
	Note	October 31, 2012	July 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011

GAAP Sales and marketing expense		$47,385	$46,182	$46,052	$179,694	$138,267
Stock-based compensation	E	(1,937)	(5,177)	(3,090)	(15,781)	(13,000)
Acquisition, divestiture and restructure related costs	D	(1,457)	(707)	(7,079)	(3,262)	(8,435)
Non-operating gains (losses)	F	(1,606)	—	—	(1,606)	—
Costs of efficiency initiatives	F	(639)	—	—	(639)	—
Non-GAAP Sales and marketing expense		$41,746	$40,298	$35,883	$158,406	$116,832
Non-GAAP Sales and marketing expense as a % of non-GAAP net revenues		8.5%	8.2%	8.6%	8.4%	8.9%

GAAP General and administrative expense		$37,026	$43,414	$44,073	$175,174	$123,789
Stock-based compensation	E	(5,655)	(5,211)	(4,246)	(20,530)	(15,405)
Acquisition, divestiture and restructure related costs	D	(3,392)	(2,844)	(16,457)	(28,035)	(28,277)
Costs of efficiency initiatives	F	(107)	—	—	(107)	—
Non-GAAP General and administrative expense		$27,872	$35,359	$23,370	$126,502	$80,107
Non-GAAP General and administrative expense as a % of non-GAAP net revenues		5.7%	7.2%	5.6%	6.7%	6.1%
GAAP Patent litigation loss contingency expense		$—	$—	$—	$17,632	$—
Patent litigation loss contingency expense	F	—	—	—	(17,632)	—
Non-GAAP Patent litigation loss contingency expense		$—	$—	$—	$—	$—
Non-GAAP Patent litigation loss contingency expense as a % of non-GAAP net revenues		0.0%	0.0%	0.0%	0.0%	0.0%

GAAP Amortization of purchased intangible assets		23,246	$23,177	$8,871	$83,795	$14,829
Amortization of purchased intangible assets	D	(23,246)	(23,177)	(8,871)	(83,795)	(14,829)
Non-GAAP Amortization of purchased intangible assets		$—	$—	$—	$—	$—
Non-GAAP Amortization of purchased intangible assets as a % of non-GAAP net revenues		0.0%	0.0%	0.0%	0.0%	0.0%

GAAP Operating expenses		$148,073	$151,430	$133,650	$608,296	$386,040
Stock-based compensation	E	(9,781)	(11,885)	(8,535)	(42,451)	(32,420)
Acquisition, divestiture and restructure related costs	D	(6,867)	(4,650)	(24,495)	(37,316)	(37,694)
Amortization of purchased intangible assets	D	(23,246)	(23,177)	(8,871)	(83,795)	(14,829)
Non-operating gains (losses)	F	(1,606)	—	—	(1,606)	—
Costs of efficiency initiatives	F	(1,447)	—	—	(1,447)	—
Patent litigation loss contingency expense	F	—	—	—	(17,632)	—
Non-GAAP Operating expenses		$105,126	$111,718	$91,749	$424,049	$301,097
Non-GAAP Operating expenses as a % of non-GAAP net revenues		21.5%	22.7%	22.1%	22.5%	23.0%

GAAP Operating income		$51,464	$56,077	$(7,588)	$147,545	$105,710
Amortization of step-down in deferred revenue at acquisition	A	3,287	4,169	4,936	20,478	5,644
Stock-based compensation	E	10,382	12,445	9,036	44,554	34,144
Acquisition, divestiture and restructure related adjustments	D	8,714	5,833	50,462	54,936	64,502
Amortization of purchased intangible assets	D	33,931	33,759	17,317	124,263	33,987
Costs of efficiency initiatives	F	1,552	—	—	1,552	—
Non-operating gains (losses)	F	1,606	—	—	1,606	—
Patent litigation loss contingency expense	F	—	—	—	17,632	—
Non-GAAP Operating income		$110,936	$112,283	$74,163	$412,566	$243,987

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		Three Months Ended			Years Ended
	Note	October 31, 2012	July 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011

GAAP Operating income as a % of net revenues		10.6%	11.5%	(1.8)%	7.9%	8.1%
Amortization of step-down in deferred revenue at acquisition as a % of net revenues		0.7%	0.9%	1.2%	1.1%	0.4%
Stock-based compensation as a % of net revenues		2.1%	2.5%	2.2%	2.4%	2.6%
Acquisition, divestiture and restructure related adjustments as a % of net revenues		1.8%	1.2%	12.3%	2.9%	4.9%
Amortization of purchased intangible assets as a % of net revenues		7.0%	6.9%	4.2%	6.7%	2.6%
Costs of efficiency initiatives as a % of net revenues		0.3%	0.0%	0.0%	0.1%	0.0%
Non-operating gains (losses) as a % of net revenues		0.3%	0.0%	0.0%	0.1%	0.0%
Patent litigation loss contingency expense as a % of net revenues		0.0%	0.0%	0.0%	0.9%	0.0%
Non-GAAP Operating income as a % of non-GAAP net revenues		22.7%	22.8%	17.8%	21.9%	18.6%

GAAP Interest expense		$(13,186)	$(16,374)	$(5,952)	$(62,830)	$(28,950)
Acquisition, divestiture and restructure related costs	D	(2,627)	467	(1,571)	(1,255)	40
Non-cash interest expense	F	3,151	2,087	4,034	15,559	15,576
Non-GAAP Interest expense		$(12,662)	$(13,820)	$(3,489)	$(48,526)	$(13,334)

GAAP Interest income		$1,139	$1,110	$1,546	$4,399	$2,595
Acquisition, divestiture and restructure related adjustments	D	102	128	—	949	—
Non-GAAP Interest income		$1,241	$1,238	$1,546	$5,348	$2,595

GAAP Other income (expense), net		$2,589	$(721)	$5,777	$(20,761)	$11,929
Acquisition, divestiture and restructure related costs	D	(5,452)	(1,966)	(6,735)	11,800	(7,868)
Non-operating (gains) losses	F	1,996	393	—	2,535	(5,196)
Non-GAAP Other income (expense), net		$(867)	$(2,294)	$(958)	$(6,426)	$(1,135)

Non-GAAP Income before income taxes		$98,648	$97,407	$71,262	$362,962	$232,113

GAAP Provision for (benefit from) income taxes		$14,117	$2,313	$(205,114)	$2,050	$(191,412)
Income tax effect of non-GAAP exclusions	F	(525)	11,233	219,352	55,458	237,776
Non-GAAP Provision for income taxes		$13,592	$13,546	$14,238	$57,508	$46,364
Non-GAAP Income tax rate		13.8%	13.9%	20.0%	15.8%	20.0%

GAAP Net (income) loss attributable to noncontrolling interests		$(904)	$(84)	$(71)	$(1,270)	$(292)
Acquisition, divestiture and restructure related costs	D	(666)	(563)	—	(2,003)	—
Non-GAAP Net income attributable to noncontrolling interests		$(1,570)	$(647)	$(71)	$(3,273)	$(292)

GAAP Net income attributable to VeriFone Systems, Inc. stockholders		$26,985	$37,695	$198,826	$65,033	$282,404
Amortization of step-down in deferred revenue at acquisition	A	3,287	4,169	4,936	20,478	5,644
Stock-based compensation	E	10,382	12,445	9,036	44,554	34,144
Acquisition, divestiture and restructure related adjustments	D	71	3,899	42,156	64,427	56,674
Amortization of purchased intangible assets	D	33,931	33,759	17,317	124,263	33,987
Costs of efficiency initiatives	F	1,552	—	—	1,552	—
Patent litigation loss contingency expense	F	—	—	—	17,632	—
Non-cash interest expense	F	3,151	2,087	4,034	15,559	15,576
Non-operating (gains) losses	F	3,602	393	—	4,141	(5,196)
Income tax effect of non-GAAP exclusions	F	525	(11,233)	(219,352)	(55,458)	(237,776)
Non-GAAP Net income attributable to VeriFone Systems, Inc. stockholders		$83,486	$83,214	$56,953	$302,181	$185,457

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		Three Months Ended			Years Ended
	Note	October 31, 2012	July 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011
Non-GAAP Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic		$0.78	$0.77	$0.55	$2.82	$2.01
Diluted	G	$0.76	$0.75	$0.53	$2.74	$1.92

Weighted average shares used in computing earnings per share:
GAAP Basic shares		107,718	107,568	104,497	107,006	92,414
GAAP Diluted shares		110,342	110,384	108,339	110,315	96,616
Additional shares dilutive for non-GAAP	G	—	—	—	(93)	(104)
Non-GAAP Diluted shares	G	110,342	110,384	108,339	110,222	96,512

Net income attributable to VeriFone Systems, Inc. stockholders as a % of net revenues		5.6%	7.7%	48.4%	3.5%	21.7%
Amortization of step-down in deferred revenue at acquisition as a % of net revenues		0.7%	0.9%	1.2%	1.1%	0.4%
Stock-based compensation as a % of net revenues		2.1%	2.5%	2.2%	2.4%	2.6%
Acquisition, divestiture and restructure related adjustments as a % of net revenues		0.0%	0.8%	10.3%	3.5%	4.3%
Amortization of purchased intangible assets as a % of net revenues		7.0%	6.9%	4.2%	6.7%	2.6%
Costs of efficiency initiatives as a % of net revenues		0.3%	0.0%	0.0%	0.1%	0.0%
Patent litigation loss contingency expense as a % of net revenues		0.0%	0.0%	0.0%	0.9%	0.0%
Non-cash interest expense as a % of net revenues		0.6%	0.4%	1.0%	0.8%	1.2%
Non-operating (gains) losses as a % of net revenues		0.7%	0.1%	0.0%	0.2%	(0.4)%
Income tax effect of non-GAAP exclusions as a % of net revenues		0.1%	(2.3)%	(53.4)%	(3.0)%	(18.2)%
Non-GAAP Net income attributable to VeriFone Systems, Inc. stockholders as a % of non-GAAP net revenues		17.1%	16.9%	13.7%	16.0%	14.2%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

		Three Months Ended			Years Ended
	Note	October 31, 2012	July 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011
GAAP net revenues:
International
EMEA		$201,347	$199,992	$148,613	$755,187	$417,615
LAC		79,971	94,378	104,621	370,843	275,930
ASPAC		58,802	56,518	41,815	207,983	123,821
Total International		340,120	350,888	295,049	1,334,013	817,366
North America		145,259	138,162	115,655	531,958	486,500
Total		$485,379	$489,050	$410,704	$1,865,971	$1,303,866

Plus: non-GAAP net revenues adjustments
International
EMEA	A	$2,633	$3,421	$1,364	$16,282	$1,972
LAC	A	—	—	344	—	344
ASPAC	A	486	477	3,122	3,124	3,125
Total International		3,119	3,898	4,830	19,406	5,441
North America	A, D	59	271	106	963	203
Total		$3,178	$4,169	$4,936	$20,369	$5,644

Non-GAAP net revenues:
International
EMEA	A	$203,980	$203,413	$149,977	$771,469	$419,587
LAC	A	79,971	94,378	104,965	370,843	276,274
ASPAC	A	59,288	56,995	44,937	211,107	126,946
Total International		343,239	354,786	299,879	1,353,419	822,807
North America	A	145,318	138,433	115,761	532,921	486,703
Total		$488,557	$493,219	$415,640	$1,886,340	$1,309,510

Less: net revenues from businesses acquired in the past 12 months
International
EMEA	B	$(60,381)	$(98,360)	$(6,942)	$(335,521)	$(23,057)
LAC	B	—	(9,923)	—	(41,761)	—
ASPAC	B	—	(19,476)	—	(57,589)	—
Total International		(60,381)	(127,759)	(6,942)	(434,871)	(23,057)
North America	B	(3,959)	(5,987)	—	(25,137)	—
Total		$(64,340)	$(133,746)	$(6,942)	$(460,008)	$(23,057)

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

		Three Months Ended			Years Ended
	Note	October 31, 2012	July 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011
Organic non-GAAP net revenues:
International
EMEA	B	$143,599	$105,053	$143,035	$435,948	$396,530
LAC	B	79,971	84,455	104,965	329,082	276,274
ASPAC	B	59,288	37,519	44,937	153,518	126,946
Total International		282,858	227,027	292,937	918,548	799,750
North America	B	141,359	132,446	115,761	507,784	486,703
Total		$424,217	$359,473	$408,698	$1,426,332	$1,286,453

Plus: constant currency adjustment
International
EMEA	C	$7,425	$6,893		$19,685
LAC	C	7,119	6,433		17,666
ASPAC	C	1,254	906		3,155
Total International		15,798	14,232		40,506
North America	C	74	195		298
Total		$15,872	$14,427		$40,804

Organic non-GAAP net revenues at constant currency:
International
EMEA	C	$151,024	$111,946	$143,035	$455,633	$396,530
LAC	C	87,090	90,888	104,965	346,748	276,274
ASPAC	C	60,542	38,425	44,937	156,673	126,946
Total International		298,656	241,259	292,937	959,054	799,750
North America	C	141,433	132,641	115,761	508,082	486,703
Total		$440,089	$373,900	$408,698	$1,467,136	$1,286,453

Source: VeriFone Systems, Inc.

Investor Relations:
Doug Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com

or

Media Relations:
Pete Bartolik, 508-283-4112
VeriFone Media Relations
pete_bartolik@verifone.com